SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2001

OGLEBAY NORTON COMPANY
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	000-32665 (Commission File Number)	34-1888342 (IRS Employer Identification No.)

1100 Superior Avenue - 21st Floor, Cleveland, Ohio (Address of Principal Executive Offices)	44114-2598 (Zip Code)

Registrant's telephone number, including area code (216) 861-3300

                                              Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

The Company has entered into Amendment Nos. 3 to its Senior Credit Facility and Term Loan Agreement, effective as of December 24, 2001. The Company previously reported, in its quarterly report for the period ended September 30, 2001, that it would work to amend its Senior Credit Facility and Term Loan to modify the financial covenants to levels that the Company believes are attainable under current market conditions, and these amendments set forth the modified financial covenants. The amendments are attached as Exhibits 99.1 and 99.2 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

Date: January 4, 2002	By:	/s/ R. F. Walk
Rochelle F. Walk

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Amendment No. 3 to Credit Agreement, made as of December 24, 2001, among Oglebay Norton Company, as the Borrower, the banking institutions (the "Banks") named in Schedule 1 to the Credit Agreement, dated as of May 15, 1998, as amended and restated as of April 3, 2000, and as subsequently amended by that certain Amendment No. 1 to Credit Agreement and Waiver, dated as of June 30, 2001, and Amendment No. 2 to Credit Agreement and Waiver, dated as of November 9, 2001, Keybank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.

99.2	Amendment No. 3 to Loan Agreement, made as of December 24, 2001, among Oglebay Norton Company, as the Borrower, the banking institutions (the "Banks") named in Schedule 1 to the Loan Agreement, dated as of April 3, 2000, and as subsequently amended by that certain Amendment No. 1 to Loan Agreement, dated as of June 30, 2001, and Amendment No. 2 to Loan Agreement, dated as of November 9, 2001, Keybank National Association, as administrative agent for the Banks, Bank One Michigan, as syndication agent, and The Bank of Nova Scotia, as documentation agent.